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                                   EXHIBIT 16

                      SAMPLE PERFORMANCE DATA CALCULATION
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                    CANADA LIFE OF AMERICA SERIES FUND, INC.

                               Money Market Series

7-DAY CURRENT YIELD

         Current Yield = ( Base period return / 7) x 365)

                  where Base period return = the net change, exclusive of capital changes, in the value of a hypothetical account having a balance of one share at the beginning of the period, excluding any realized or unrealized gains or losses, and dividing by the price per share at the beginning of the period.

 Date                           Dividend per Share
Dec. 24                             0.001724296
Dec. 26                             0.002928524
Dec. 29                             0.004321084
Dec. 30                             0.001517144
Dec. 31                             0.001650459
                                    -----------
                                    0.001041507

         ((0.001041507) / 7) x 365 =        5.431831668

                                5.43% 7-DAY CURRENT YIELD AT DECEMBER 31, 1997

--------------------------------------------------------------------------------


7-DAY EFFECTIVE YIELD

                                            365/7
Effective Yield =  (Base period return + 1)          - 1


                  where Base period return = the net change, exclusive of capital changes, in the value of a hypothetical account having a balance of one share at the beginning of the period, excluding any realized or unrealized gains or losses, and dividing by the price per share at the beginning of the period.

                                365/7
         ((0.001041507 / 10) + 1)        - 1 = 5.579078358

                                5.58% 7-DAY EFFECTIVE YIELD AT DECEMBER 31, 1997


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CANADA LIFE OF AMERICA SERIES FUND, INC.

    Money Market, Managed, Bond, Equity, International Equity and Capital Series
    ----------------------------------------------------------------------------

TOTAL RETURN

        Total
       Return = ((ERV / P ) - 1)

       where ERV =         the value, at the end of the applicable period,
                           of a hypothetical $1,000 investment made at the beginning of the applicable period. It is assumed that all dividends and capital gains distributions are reinvested.

             P   =         a hypothetical initial investment of $1,000

                           Total Return to December 31, 1997
                           ---------------------------------

                                                  ERV                      P                          Return
Money Market                                   $2,222.77                $1,000.00                       122.28%
Managed                                        $2,222.77                $1,000.00                       122.28%
Bond                                           $1,827.95                $1,000.00                        82.80%
Equity                                         $2,540.90                $1,000.00                       154.09%
International Equity                           $1,318.19                $1,000.00                        31.82%
Capital                                        $1,970.44                $1,000.00                        97.04%

AVERAGE ANNUAL TOTAL RETURN

        Total                  1 / n
       Return = ((ERV/P )              - 1 )

       where ERV =         the value, at the end of the applicable period,
                           of a hypothetical $1,000 investment made at the beginning of the applicable period. It is assumed that all dividends and capital gains distributions are reinvested.

             P   =         a hypothetical initial investment of $1,000

             n   =         number of years

                  =        2949/365      [December 4, 1989 - December 31, 1997]

                Average Annual Total Return to December 31, 1997
                ------------------------------------------------

                                                  ERV                       P                          Return
Money Market                                   $2,222.77                $1,000.00                         4.50%
Managed                                        $2,222.77                $1,000.00                        10.39%
Bond                                           $1,827.95                $1,000.00                         7.75%
Value Equity                                   $2,540.90                $1,000.00                        12.23%
International Equity                           $1,318.19                $1,000.00                        10.81%
Capital                                        $1,970.44                $1,000.00                        15.55%